Exhibit 10.81

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(B)(4) AND 240.24B-2.

Contract No. N01MH41001

HHS-N-278-2004-41001C

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1.  BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

Title:                                  “Molecular Libraries Small Molecule Repository (A Roadmap Initiative)”

The Molecular Libraries Small Molecule Repository will handle, store, distribute a chemically diverse small molecule collection of up to 1,000,000 compounds with the goal of progressively populating biologically relevant chemical space with compounds having >5,000 chemical scaffolds. The objectives of the contract are:  (1) To identify and acquire, in coordination with the NIH and scientific advisory groups, candidate compounds from government, academic, industry, and commercial sources and assemble a collection of compounds meeting specified criteria; (2) to array all compounds in sets suitable for high-throughput screening (HTS) and long-term storage; (3) to distribute compound arrays to the Molecular Libraries Screening Centers, and to other interested HTS facilities; (4) to array and distribute subsets of compounds to extramural investigators on a fee for service basis; (5) to store maintain and track the compound collection inventory, and to monitor the stability of compounds in the library; (6) to monitor the compound inventory to ensure that sufficient quantities of all compounds are available to support screening needs and to re-purchase or synthesize sufficient quantities of depleted compounds to replenish the inventory; and (7) to provide the necessary informatics support to track compound inventory and distribution.

ARTICLE B.2.  ESTIMATED COST, FIXED FEE AND INCENTIVE FEE(S)

a.                       The estimated cost of the Base Period of this contract is $[...***...], which includes partial exercise of Option – 04 for FY04 ($[...***...]).

b.                      The fixed fee for Base Period of this contract is $[...***...].  The fixed fee shall be subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1.of this contract.  Payment of fixed fee shall be made in equal monthly installments.

c.                     The above estimated cost and fixed fee is based upon acquiring, storing and processing a compound library size of approximately 500,000 compounds. In addition to options to extend the Period of Performance in subparagraph e. below, there are options in subparagraph i. which may revise the above estimated cost and fee, as follows:

Option 03 - option to utilize an [...***...], at a [...***...], including incentive fee

Option 04 - option to increase funding for acquisition of compound samples

Option 05 - option for funding library collections above 500,000 compounds

d.                      The Government’s total obligation, represented by the sum of the estimated cost and fixed fee for the Base Period is $23,790,782, as specified in the following chart:

Base Periods 1-5

FY	Base Periods 1-5	Estimated Costs	Option – 04	Fixed Fee	Estimated Cost Plus Fixed Fee
04	Period 1 (8/23/04 -12/23/04)	[***]	$ [***]	[***]	[***]
05	Period 2 (12/24/04-12/23/05)	[***]		[***]	[***]
06	Period 3 (12/24/05-12/23/06)	[***]		[***]	[***]
07	Period 4 (12/24/06-12/23/07)	[***]		[***]	[***]
08	Period 5 (12/24/07-12/23/08)	[***]		[***]	[***]
	Total Base Period	[***]	[***]	[***]	[***]

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e.                       If the Government exercises its option pursuant to ARTICLE H.1.of this contract, the Government’s total obligation represented by the sum of the estimated cost plus the fixed fee will be increased as follows:

Options 01 and 02  – Option to Extend the Term of the Contract

Option Periods 6-10

FY	Option Periods	Estimated Costs	Fixed Fee	Estimated Cost Plus Fixed Fee
Option – 01
09	Period 6 (12/24/08-12/23/09)	[***]	[***]	[***]
10	Period 7 (12/24/09-12/23/10)	[***]	[***]	[***]
	Total Option – 01	[***]	[***]	[***]
Option – 02
11	Period 8 (12/24/10-12/23/11)	[***]	[***]	[***]
12	Period 9 (12/24/11-12/23/12)	[***]	[***]	[***]
13	Period 10 (12/24/12-12/23/13)	[***]	[***]	[***]
	Total Option 02	[***]	[***]	[***]
	Total Option Periods	[***]	[***]	$21,785,630
	Grand Total Base and Options	[***]	[***]	$45,576,412

f.                         Total funds currently available for payment and allotted to this contract are [...***...], of which [...***...] represents the estimated costs (which includes partial exercise of Option 04 in the amount of $[...***...]), and [...***...] represents the fixed-fee.  For further provisions on funding, see the LIMITATION OF FUNDS clause referenced in Part II, ARTICLE I.2. Authorized Substitutions of Clauses.

g.                      It is estimated that the amount currently allotted will cover performance of the contract through December 23, 2004.

h.                      The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

i.                          Other Options

(1)  Option 03 ([...***...])

(a)          If, upon further evaluation of the Contractor’s [...***...], it is accepted for use under this contract, the Government shall give the Contractor written preliminary notice to order this [...***...] no later than [...***...] in order to avoid possible delays in contract performance.  The Contractor shall have [...***...]) to accept or reject the order.

(b)         If the order is accepted by the Contractor and the [...***...] successfully installed, the estimated costs for performance of this contract are revised as follows:

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Option 03 - Alternate Compound Storage System

	Estimated Cost	Option 04	Fixed Fee	Incentive Fee	Total Cost Plus |Fees
Total Periods 1-5	[***]	[***]	[***]	[***]	[***]
Total Periods 6-10	[***]		[***]	[***]	[***]
Total Base Plus Options	[***]	[***]	[***]	[***]	$44,986,742

(c)          Incentive Fee – the Contractor shall be entitled to incentive fee, as specified herein, if the Government is provided with an [...***...] that (1) is [...***...] on or about the same date when the [...***...] would have been available; (2) offers [...***...] as the [...***...]; and (3) offers [...***...] compared to the [...***...], at a [...***...] to the Government. No incentive fee will be available if the [...***...] is ultimately used.

(d)           Methodology for Incentive Fee Evaluation/Determination

(i)                                     Initial recovery of this fee shall be an amount retroactive to the start date of the contract, in one lump sum, and in equal monthly installments thereafter.  Incentive fee will be recovered as an addition to the fixed fee (and in the same manner as fixed fee).

(ii)                                 The Government shall have [...***...] after the [...***...] is installed to inspect and provide acceptance of the [...***...] for the purpose of initiating the Incentive fee, in accordance with the Section E of this contract.

(iii)                               The amount of the incentive fee for this Option, available for the Base Period, is [...***...]

(iv)                              If the Contractor continues to utilize a similar [...***...] through out the option periods, as in the Base Period, the Contractor shall recover incentive fee, but only for each option period exercised by the Government (total amount available for Periods 6-10 is [...***...]).

(e)          [...***...] Warranty and Service Contracts - If this option is exercised the Contractor will provide a warranty and annual service contract on the [...***...] substantially similar in [...***...] to the warranty and annual service contracts provided by the vendor of the [...***...]. Should the Contractor at any time replace the [...***...] with the [...***...], the Contractor shall forfeit any unrecovered incentive fee; the depreciation schedule shall be modified to delete the [...***...] and include the [...***...] (i.e., depreciation costs shall cease on the [...***...] and begin for the [...***...], with no overlapping payments).

(2)         Option 04  (Increased Funds for Compound Acquisition Costs)

(a)                                  Due to the uncertainty of actual compound purchase and re-supply prices/costs during the contract, the Government must have some flexibility to adjust the funding of costs directly associated with  purchase and re-supply of compounds, in order to achieve contract objectives.

(b)                                 Therefore, at any time during the contract, the Government shall have the unilateral option to increase the funding of direct compound purchases, for the then applicable targeted number of compounds,  from the budgeted amount of [...***...], up to a ceiling amount of [...***...].

(c)                                  Funding for purchase of compounds is hereby increased by [...***...], from [...***...] to [...***...].

(3)         Option 05 – Increased library Collection Sizes (Costs plus Incentive Fee)

(a)                                  The negotiated costs for this contract include options for the acquisition, storage, processing and distribution of library collections above 500,000 compounds (i.e., 750,000 and 1,000,000 compounds

***Confidential Treatment Requested

respectively). The Government shall have the option of providing additional funds, if necessary, to reach a new target size (up to 1,000,000 compounds).

(b)                                 Any costs and fee associated with increased compound collections above 500,000 compounds shall be negotiated based upon the Contractor’s estimated costs (below), contract achievements in relation to the effort, and projected benefit to the Government of larger library sizes. Agreement will be reached and shall be represented in a bilateral modification to the contract prior to the increased library size taking effect.

(c)                                  If increased funding is not required to initially exceed 500,000 compounds, the Contractor shall continue to acquire compounds at the direction of the GPO, and in accordance with the Limitation of Funds clause, until such a time that additional compounds precipitate, or are projected to precipitate, an increase in the overall effort negotiated for achieving the 500,000 compound target to operate this repository.   At that time the Contractor and the Government shall negotiate a modification to the contract as in (b) above.

(d)                                 If increased funding is required at any time, the Contractor must notify the Government in accordance with the Limitations of Funds clause.

Option 05 - Increased library Sizes (with commercial compound storage system)

750,000 compounds	Estimated Total Costs (Excluding FCCM)

Base Periods 1-5	[***]

Option Periods 6-10	[***]

Total Base and Options	$45,155,782

1,000,000 compounds	Estimated Total Costs (Excluding FCCM)

Base Periods 1-5	[***]

Option Periods 6-10	[***]

Total Base and Options	$48,161,431

ARTICLE B.3.  PROVISIONS APPLICABLE TO DIRECT COSTS

a.                       Items Unallowable Unless Otherwise Provided

Notwithstanding the clauses, ALLOWABLE COST AND PAYMENT and FIXED FEE incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

(1)                  Acquisition, by purchase or lease, of any interest in real property;

(2)                  Special rearrangement or alteration of facilities, except those alterations or rearrangements that are related to preparation of the Contractor’s facilities for, and the installation of equipment related to, the performance of this contract;

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(3)                  Purchase or lease of any item of general-purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

(4)                  Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and “sensitive items” (defined and listed in the Contractor’s Guide for Control of Government Property), 1990, regardless of acquisition value.

b.                      Travel Costs

The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.205-46.

ARTICLE B.4.  ADVANCE UNDERSTANDINGS

a.                       The Contractor shall not use repository samples (being the compound material/sample that have been acquired or synthesized or received from other sources, under this contract) in the Molecular Libraries Small Molecular Repository, for non-contract related research; repository samples shall be used only for the purposes required by this contract.

b.                      The Government shall own all repository samples acquired and produced under this contract, with the possible exception of any repository samples of proprietary compounds.

c.                       Throughout the contract term the Contractor shall actively identify and recommend to the NIH compounds that may be acquired as repository samples and prioritize their acquisition based upon the needs of the research community, availability, and cost.  The acquisition of repository samples, (either by purchase, donation, or other means) shall be an ongoing endeavor.

d.                      The Contractor shall acquire repository samples only after receiving approval by the Government Project Officer (GPO) or his/her designee(s).  Approvals will be deemed to have been granted for the acquisition of repository samples 30 days after submission by the Contractor to the GPO, of the proposed acquisition.

e.                       The Contractor may be asked to sign agreements such as Confidentiality and Nondisclosure Agreements or Material Transfer Agreements,  etc.  (see http://ott.od.nih.gov for examples) and the Contractor agrees to do so;  compound recipients may also be asked to sign these, and the Contractor agrees to ensure this is accomplished prior to the provision of any material to the compound recipient.

f.                         Compounds purchased shall be acquired through a competitive process whenever practicable/possible in accordance with FAR Part 13 Small Purchase Procedures (with special attention to the provisions of FAR 13.106-3, Award and Documentation). The contractor shall keep proper documentation on file supporting: (1) the criteria for evaluation and selection of all sources for compound acquisitions; (2) the price reasonableness for all acquisitions;  (3) special terms and conditions, including discounts, re-supply provisions, QC, etc., and (4) results of any negotiations.

g.                      The purchase of compound storage equipment and associated software that will be funded as a direct cost under this contract  shall be made only upon approval from the GPO, and only as needed to accommodate current and projected storage and processing requirements.

h.              The Contractor agrees to provide, at all times, reasonable security and safeguards to avoid any loss, destruction, damage to all Government compounds and data maintained in the facility.

i.                  The Contractor, as directed by the GPO, may be required to perform higher levels of QC on compounds received.

j.                        As specified in the contract’s Statement of Work, the NIH may seek a Determination of Exceptional Circumstances (DEC)  to modify the standard Patent Rights clause incorporated into this contract (FAR 52.227-11 Patent Rights-Retention by the Contractor (Short Form), and the Contractor agrees to the provisions of the deviated patents rights clause, if implemented. Upon approval of the DEC, the attached deviated patent rights clause is incorporated into the contract, without any further action by the NIMH.

k.               Outside investigators shall not be given access to repository samples in the facility without approval from the GPO or his/her designee(s).

l.                  As more fully described in G.3, the NIMH and the Contractor may agree upon a schedule of fees to be charged by, and payable to, the Contractor for access by outside investigators to compound samples. The Contractor shall establish a process, with CO approval, to ensure that all such fees are promptly collected and accounted for accurately.  Any such income received from fees charged for access to compounds shall be utilized to offset total contract costs, and as such reflected as a credit on the contractor’s invoice for the month it is received.  Labor for the completion of this service shall be included as part of the regular monthly invoice.

m.            Indirect Costs

Prior to the establishment of an indirect rate agreement with the DHHS, the Contractor shall bill at the following rates:

Rate Type	Percentage	Allocation Base
Overhead:	[***]	Total direct labor & fringe benefits
G&A	[***]	Total direct costs, excluding direct materials and compounds
Materials G&A	[***]	Total direct materials & compounds purchased
FCCM	[***]	Total costs, excluding G&A

The Contractor agrees to initiate within 90 days of the contract date, and expeditiously complete, the process of negotiating an indirect rate agreement after contract award.  If it is determined that the Contractor is not using reasonable efforts to prepare, submit or negotiate a rate agreement, the Government may withhold payment of all indirect costs.  Once established, the rates in the executed rate agreement shall supplant the rates specified above.

n.              Depreciation/Equipment Costs

It is agreed and understood that depreciation/usage charges for equipment shall be allowable as a direct cost to this contract.  It is agreed that the indirect rate agreement may provide an alternative way for the Contractor to fully recover the depreciation/equipment costs of equipment that is dedicated to this contract, provided that the recovery schedule is allowable for the type of equipment proposed by any applicable IRS regulations.  Any subsequent rate agreement shall take precedence over this advance understanding regarding the treatment of direct and indirect costs under this contract.

Recovery of the depreciation/equipment costs during the contract is subject to periodic adjustment to reflect actual costs, if equipment is acquired on a different schedule than estimated.

o.              Confidential Treatment of Sensitive Information

The Contractor shall guarantee strict confidentiality of the information/data (specified below) that it is provided by the Government, or generated by the Contractor, during the performance of the contract.  The Government has determined that the information/data is of a sensitive nature.  The Contractor, can only make disclosure of the information/data, in whole or in part, after receiving prior written approval from the Contracting Officer.  Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer. The following information/data is considered sensitive:

•                  Names of any investigators who received compounds

•                  Chemical structures of designated proprietary compounds.

p.              Price Protection

The Contractor agrees that any equipment provided to the Government for use on this contract, which the Contractor also sells commercially to other customers, shall be at provided to the Government at prices, terms and conditions, that on the whole, are at least as favorable as any other customer to date that has purchased identically configured equipment.

q.              Source Code and Object Code

Unless otherwise specified herein, the Contractor shall deliver to the Government, upon the expiration date of the contract, all/any source code and object code developed, modified, and/or enhanced under this contract (as applicable).

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r.                 Quality Control related to the Storage, Handling, and Distribution of Repository Samples

The Contractor and GPO agree to work together to identify any issues that may relate storage, handling and distribution of repository samples.  If the GPO identifies a failure to meet the agreed quality control/assurance standards relating to storage, handling and distribution of repository samples, the Contractor shall cooperate fully with the GPO to resolve the issues.  In the event that a quality control or assurance issue(s) cannot be resolved between the Contractor and GPO, a scientific advisory group chosen by the GPO shall be asked to review the storage, handling and distribution protocols of the repository sample(s) in question and make recommendations to resolve the issue(s).

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1.  STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, reasonably necessary to fulfill the Contractor’s obligations set forth in the Statement of Work, SECTION J, ATTACHMENT 1, dated August 23, 2004, attached hereto and made a part of this contract.

ARTICLE C.2.  REPORTING REQUIREMENTS

Technical Reports

In addition to those reports required by the other terms of this contract (as applicable), the Contractor shall prepare and submit the reports specified below, in the manner so stated, and in accordance with ARTICLE F.2.DELIVERIES of this contract.

All technical reports shall be submitted to the GPO electronically, in Microsoft Excel or Microsoft Word format for PCs (the most recent versions released or that have been released within the 18 months prior to the period for which the report is submitted) or comparable programs that are compatible with NIMH systems.

The Contracting Officer shall also receive electronic copies of all weekly, monthly, annual, and final technical reports, in addition to signed hard copies of each annual report and the final report.

1.   Weekly Reports

Weekly reports shall be submitted to the GPO at the end of each week.  If a weekly report is due the same time as a monthly report, both shall be submitted.  The weekly report (covering such weekly period) shall include:

(a)          A summary of the repository samples acquired or synthesized, requests received, and shipments made over the course of the week.

(b)         A summary of compounds requiring replenishment and plans to obtain them.

(c)          Clear documentation of unsuccessful efforts to obtain or synthesize a compound.

2.    Monthly Reports

The report shall include a brief narrative summary/overview of progress under the contract, any difficulties encountered and steps taken to resolve the problems, and activities planned for the ensuing reporting period.

The first reporting period consists of the first full month of performance plus any fractional part of the initial month.  Thereafter, the reporting period shall consist of each calendar month.  Monthly Reports shall be submitted to the GPO and CO electronically within 7 calendar days after the end of each contract month.  In addition to the above, the following (covering such monthly period) shall be included:

(a) A list of candidate compounds identified over the course of the month including all supporting information pertaining to the compound selection criteria.

(b) A summary of all compounds obtained for inclusion in the collection.

(c) A copy of the cumulative Distribution Log.

(d) A summary of compounds requiring replenishment and plans to obtain them.

(e) A summary of completed compound syntheses and synthesis reports as specified below, and a summary of compounds    received from other sources.

(f) A copy of all quality control reports.

(g) Clear documentation of unsuccessful efforts to obtain or synthesize a compound.

(h) A cumulative summary of charges to outside investigators for repository services/compounds (when there is any             activity of this nature)

(i)  A list of individuals who have completed the required computer security training (and a list of those who still need to      complete the training) (see Article H.6)

3. Annual Reports

Annual reports shall be submitted to the GPO electronically (and to the CO in hard-copy) within 14 calendar days after the end of each contract year.  The report shall include a narrative summary/overview of progress under the contract, any difficulties encountered, and steps taken to resolve the problems.  The annual report shall be compiled to summarize the information contained in that year’s monthly reports (see Monthly Reports, above).  Include a copy of the Annual Utilization Report (see Article C.3., below). An annual report shall be submitted for the last year of the contract, in addition to the Final Report, below.  Submit the 1st annual report at the end of Period 2; thereafter at the end of each Period.

4. Synthesis Reports

Synthesis Reports shall be submitted to the GPO electronically within 2 weeks of completion of synthesis.

(a) Each Synthesis Report shall include:

(1) the compound name, formula, identification number, and batch number

(2) molecular weight

(3) chemical structure

(4) date of synthesis

(5) date and method of purity analysis

(6) purity of the compound

(7) amount of the compound

(8) physical appearance

(9) physical constants

(10) recommended storage conditions

(11) toxicity and potential hazards (if known)

(12) disposal information (if known)

(13) synthesis protocol and yield

(b) The synthesis report shall be reviewed, assured for quality control, and approved by the contract Principal Investigator prior to submission to the GPO.

(c) The GPO shall review the synthesis report and determine the acceptability of the synthesized compound prior to the acceptance of the compound and its addition to the ML Small Molecule Collection/Repository.

5.               Transition Plan(s)

(a)          At least twelve (12) months prior to the completion date of this contract, the Contractor shall submit a written plan/system to the GPO for the potential transfer of all compounds and Government property to an offsite storage facility (potentially a successor contractor or the NIH).  A general inventory of compounds and other Government property shall be included.

(b)         Upon request by the GPO, at least three (3) months prior to the completion of the contract, a full and complete inventory of compounds in the repository and all Government-owned property including scientific equipment, software programs and databases, data files, etc., shall be provided.  At this time, the Contractor shall also describe their specific plans for packaging and shipping all such compounds, data and Government property to a successor contractor or the NIH, and a cost estimate for this transition.

(c )       The Contractor,  shall fully cooperate with any successor contractor and NIMH to ensure the smooth and efficient transfer of all such data and Government property.  The cost of any such effort shall be an allowable cost under the contract, to the extent that the Contractor presented a budget in advance, which was approved by the Contracting Officer.

6.               Final Report

(a)          The Final Report shall be submitted to the GPO electronically (and to the CO in hardcopy) on or before the effective contract completion date.

(b) The Final Report shall include an executive summary/evaluation of the contract’s achievements, in comparison to original objectives, problems encountered, etc.; in addition it shall include:  (1) the cumulative Distribution and Inventory Logs; (2) a summary of compounds identified as candidates for inclusion in the collection; (3) a summary of completed synthesis and synthesis reports; and (4) a summary of repository samples acquired for inclusion in the Repository.

ARTICLE C.3.  INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR CLAUSE 52.227-11 including, but not limited to, the invention disclosure report, the confirmatory license, and the government support certification, shall be directed to the Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 1040-A, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986).  In addition, one copy of an annual utilization report, and a copy of the final invention statement,  shall be submitted to the Contracting Officer.  The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

The Annual Utilization Report shall be submitted as part of the Annual Report and in accordance with ARTICLE F.2.DELIVERIES of this contract.  The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted on the expiration date of the contract to the following address:

Contracting Officer

National Institutes of Health

National Institute of Mental Health

Contracts Management Branch, ORM

6001 Executive Blvd., Rm. 8154 (MSC 9661)

Bethesda, Maryland 20892-9661

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed “Interagency Edison,” an electronic invention reporting system.  Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork.  Access to the system is through a secure interactive Web site to ensure that all information submitted is protected.  Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

SECTION D - PACKAGING, MARKING AND SHIPPING

The Contractor shall package and ship all materials and compounds in accordance with all local, state and federal safety and shipping regulations.

SECTION E - INSPECTION AND ACCEPTANCE

a.                       The Contracting Officer or the duly authorized representative will perform inspection and acceptance of the reports and any other deliverables described in Article F.2 to be provided under this contract.

b.                      For the purpose of this SECTION the Government Project Officer (GPO) is the authorized representative of the Contracting Officer.

c.                       Inspection and acceptance will be performed at:

6001 Executive Blvd., Room 7187 (MSC 9641)

Bethesda MD 20892-9641

(use Rockville MD 20852 for overnight, courier, etc.)

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d.                      This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text.  Upon request, the Contracting Officer will make its full text available.

FAR Clause No 52.246-8, INSPECTION OF RESEARCH AND DEVELOPMENT - COST REIMBURSEMENT (MAY 2001).

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1.  PERIOD OF PERFORMANCE

a.                                       The period of performance of this contract shall be from 8/23/04 through 12/23/08.

b.                                      The Government shall have two options to extend the term of the contract.  The first term extension option shall be for a 24-month term and shall cover periods 6 and 7 inclusively.  The second term extension option shall be for a 36-month  term and shall cover periods 8, 9, and 10 inclusively.   If the Government exercises its option(s) pursuant to Article H.1.of this contract, the period of performance will be increased as listed below:

Option #	Option Period
Option 01	Periods 6 - 7	12/24/08-12/23/10
Option 02	Periods 8-10	12/24/10-12/23/13

ARTICLE F.2.  DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in Article C.1. and upon delivery of the and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a.                                       The items specified below as described in SECTION C, ARTICLE C.2. will be required to be delivered in accordance with and by the date(s) specified below:

Item	Description	Quantity	Delivery Schedule
(a)	Weekly Reports	Electronic	At end of each calendar week
(b)	Monthly Reports	Electronic	7 calendar days after each calendar month
(c)	Annual Reports*	Electronic	14 calendar days after end of each contract year
(d)	Transition Plan(s)	Electronic	12 months before completion date
3 months before completion date (a follow-up detailed report, if requested by the GPO)
(e)	Final Report*	Electronic	By completion date of the contract
(f)	Synthesis Reports	Electronic	14 calendar days after completion of each synthesis
(g)	Compound Collection	Entire library	Upon completion of the contract, if so directed by the GPO
(h)	All other Government property (including data, software, etc.)	1 each	By completion date (same as above)
(i)	Alternate CompoundStorage System	0-2	If requested, delivery date to be agreed upon

*also Provide a signed hard-copy to the CO

b.                                      The above items shall be addressed and delivered to:

(For items a-e)	(For items a-h)
Contracting Officer	Project Officer
National Institute of Mental Health (NIMH), NIH, DHHS	National Institute of Mental Health (NIMH), NIH, DHHS
6 001 Executive Blvd., Rm. 8154 (MSC 9661)	6001 Executive Blvd., Rm. 7187 (MSC 9641)
Bethesda, Maryland 20892 - 9661	Bethesda, Maryland 20892 - 9641
E-Mail: ba9i@nih.gov	Email: jd366b@nih.gov
Voice: (301) 443-2234	Voice: (301) 443-3636
Fax: (301) 443-0501	Fax: (301) 402-4740

ARTICLE F.3.  CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text.  Upon request, the Contracting Officer will make its full text available.  Also, the full text of a clause may be accessed electronically at this address:  http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

52.242-15, Stop Work Order (AUGUST 1989), with ALTERNATE I (APRIL 1984).

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1.  PROJECT OFFICER

The following Project Officer(s) will represent the Government for the purpose of this contract:

Project Officer	*Alternate Project Officer
[***]	[***]

*The Alternate Project Officer has the full authority to act in the absence of, or in place of, the Project Officer.

The Project Officer is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract.  Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the

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period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2.  KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in Section I of this contract, the following individual(s) is/are considered to be essential to the work being performed hereunder:

Name	Title
[***]	Principle Investigator
[***]	Project Manager

ARTICLE G.3.  RECIPIENTS REIMBURSEMENT PROCEDURES

a.                                       During the course of this contract, the Contracting Officer or his duly designated representative may notify the Contractor to make certain shipments from the repository samples directly to specified outside investigators and, subject to G.3.b below, the Contractor shall make such shipments as directed.

b.                                      The Contractor shall bill recipients directly for the preparation/plating and shipping provided.  The charges for these services and the materials shipped shall be based upon a fee schedule  agreed to in advance between the GPO and the Contractor.  The fees shall represent an estimate of the actual costs involved.  Under no circumstances shall the Contractor bill prices other than those agreed upon prices.  Prices charged are subject to change, as agreed to between the Contractor and the Government.

c.                                       The Contractor shall keep an accurate account of all payments received from recipients of repository samples separate from other fiscal aspects of the contract.  The Contractor shall record as credits on monthly invoices to the Government, all payments received from the outside investigators.  The income from recipients must be credited to the Government in the billing period actually received.  Thus, the Contractor shall bill the Government directly for payment of contract costs and shall subtract as a credit all payments received from recipients.  The actual collections from sales shall be offset against the gross billing, leaving a net amount due on the invoice. The NIMH Project Officer may direct from time to time that shipments be made entirely at Government expense.

d.                                      The Contractor shall account for the contract related income separately in accordance with its own double entry accounting system.  The Contractor shall submit to the Government a Summary Sheet of Sales, which is listed as an Attachment in Section J of this contract, with each invoice and Monthly Report where there is activity of this nature. The administration of the contract related income shall be subject to the terms of this contract, including specifically and without limitation, FAR Clause 52.215-2, AUDIT—NEGOTIATION of the General Clauses, and the applicable cost principles of the Federal Acquisition Regulation.

e.                                       The Contractor shall use the following procedures for collection of delinquent accounts:

Step 1 - Accounts 30 days past due.  A copy of the invoice shall be sent to the recipient with a notation that the account is overdue and request payment.

Step 2 - Accounts 60 days past due.  The Contractor shall turn the account over to a collection agency.

f.                                         When the completion (final) invoice is submitted on this contract, a listing of all outstanding recipient invoices shall be provided along with details as to what disposition is expected on each.

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ARTICLE G.4.  INVOICE SUBMISSION/CONTRACT FINANCING REQUEST

a.                                       Invoice/Financing Request Instructions for NIH Cost-Reimbursement Type Contracts NIH(RC)-1 are attached and made part of this contract.  The instructions and the following directions for the submission of invoices/financing request must be followed to meet the requirements of a “proper” payment request pursuant to FAR 32.9.

b.                                      Invoices/financing requests shall be submitted as follows:

(1)          To be considered a “proper” invoice in accordance with FAR 32.9, Prompt Payment, each invoice shall clearly identify the two contract numbers that appear on the face page of the contract as follows:

•	HHS-N-278-2004-41001-C	This is the DHHS contract number, 17 digits (Block 2 of the SF-26)
•	N01MH41001	This is the ADB contract number, 10 digits (upper left hand corner of the SF-26)

(2) An original and two copies to the following designated billing office:

Contracting Officer

Contracts Management Branch

National Institute of Mental Health, NIH, DHHS

Neuroscience Center Building, 8154 (MSC 9661)

6001 Executive Blvd.

Bethesda, MD  20892-9661

E-mail:  ba9i@nih.gov

Phone (301) 443-2696 or 2234

Fax at (301) 443-0501

(3) Inquiries regarding payment of invoices should be directed to the designated billing office, (301) 443-2234.

c.                                       At a minimum, the Contractor agrees to include the following information on each invoice:

(1)          Contractor’s name and invoice date

(2)          Contract number(s), or other authorization for delivery of property and/or services

(3)          Description, cost or price, and quantity of property and/or services actually delivered or rendered

(4)          Shipping and payment terms

(5)          Other substantiating documentation or information as required by the contract (see paragraph G.4.d, “NIMH

(6)          Supplemental Billing Instructions” below

(7)          Name where practicable, title, phone number, and complete mailing address of responsible official to whom payment is to be sent.

d.                      NIMH Supplemental Billing Instructions

(1)          The contractor agrees to provide, as applicable, a detailed breakdown on each invoice of the following cost categories:

(a)                  Direct Labor - List individuals by name, title/position, hours expended and amount claimed.

(b)                 Fringe Benefits - Cite rate and amount

(c)                  Overhead - Cite rate and amount

(d)                 Materials & Supplies - Include general categories

(e)                  Compound Purchases - include amount (with subcategory of costs for synthesis and for re-purchase)

(f)                    Travel - Identify travelers, dates, destination, purpose of trip, and amount.

(g)                 Consultant Fees - Identify individuals and amounts.

(h)                 Equipment Depreciation - Cite amount.

(i)                     G&A - Cite rate(s) and amount (both the regular G&A rate and amount and the materials G&A rate and amount).

(j)                     FCCOM - - Cite rate and amount

(k)                  Total Cost

(l)                     Fee(s)(segregate into fixed-fee and incentive fee, if applicable)

(m)               Total Cost & Fee(s)

(n)                 Credit(s) for Income (as applicable)

(o)                 Net Financing Request

(2)          Monthly invoices must include a column for the cumulative total expended to date, adjusted (as applicable) to show any amounts suspended or disallowed by the Government.

(3)          The Contractor agrees to immediately notify the Contracting Officer in writing if there is an anticipated overrun (any amount), and the reasons for the variance.  Also refer to the requirements of the Limitation of Funds and Limitation of Cost Clauses in the contract.

ARTICLE G.5.  INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7 (d)(2), Allowable Cost and Payment incorporated by reference in this contract in Part II, Section I, the cognizant Contracting Officer representative responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

Director, Division of Financial Advisory Services

Office of Acquisition Management and Policy

National Institutes of Health

6100 Building, Room 6B05

6100 EXECUTIVE BLVD MSC-7540

BETHESDA MD 20892-7540

These rates are hereby incorporated without further action of the Contracting Officer.

ARTICLE G.6.  POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.                                       Contractor Performance Evaluations

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15.  The final performance evaluation will be prepared at the time of completion of work.  In addition to the final evaluation, interim evaluations will be prepared annually to coincide with the anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation.  The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement.  If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.                                      Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

[...***...]

The registration process requires the contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment.  In addition, the contractor will be required to

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identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1.  OPTION PROVISION

Unless the Government exercises its option pursuant to the Option Clause set forth in ARTICLE I.3., the contract will consist only of the Base Period of the Statement of Work (Periods 1-5), as defined in Sections C and F of the contract.  Pursuant to clause 52.217-9 set forth in ARTICLE I.3. of  this contract, the Government may, by unilateral contract modification, require the Contractor to perform Option Periods of the Statement of Work (Periods 6-10) as also defined in Sections C and F of the contract.

If the Government exercises this option, preliminary notice must be given at least [...***...] prior to the expiration date of this contract, with the option exercised at least [...***...] prior to the expiration date of the contract, and the estimated cost plus fixed fee (and possible incentive fee) of the contract will be increased as set forth in ARTICLE B.2.

ARTICLE H.2.  REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT PROJECTS

The primary purpose of the Public Health Service (PHS) is to support and advance independent research within the scientific community.  PHS has established effective, time tested and well recognized procedures for stimulating and supporting this independent research by selecting from multitudes of applications those research projects most worthy of support within the constraints of its appropriations.  The reimbursement through the indirect cost mechanism of independent research and development costs not incidental to product improvement would circumvent this competitive process.

To ensure that all research and development projects receive similar and equal consideration, all organizations may compete for direct funding of independent research and development projects they consider worthy of support by submitting those projects to the appropriate Public Health Service grant office for review.  Since these projects may be submitted for direct funding, the Contractor agrees that no costs for any independent research and development project, including all applicable indirect costs, will be claimed under this contract.

ARTICLE H.3.  HUMAN SUBJECTS

It is hereby understood and agreed that research involving human subjects shall not be conducted under this contract without the prior written approval of the Contracting Officer.

ARTICLE H.4.  NEEDLE EXCHANGE

a.                                       Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. 108-199, Title V-General Provisions, Section 505	2004	10/1/03 - 9/30/04

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ARTICLE H.5.  SALARY RATE LIMITATION LEGISLATION PROVISIONS

a.                                       Pursuant to public law (s) cited in paragraph b., below, no NIH Fiscal Year funds may be used to pay the direct salary of an individual through this contract at a rate in excess of applicable amount shown for the fiscal year covered.  Direct salary is exclusive of fringe benefits, overhead, and general and administrative expenses (also referred to as “indirect cost” or “facilities and administrative (F&A) costs”).  Direct salary has the same meaning as the term “institutional base salary.”  An individual’s direct salary (or institutional base salary) is the annual compensation that the contractor pays for an individual’s appointment whether that individual’s time is spent on research, teaching, patient care or other activities.  Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the contractor.  The per year salary rate limit also applies to individuals proposed under subcontracts.  It does not apply to fees paid to consultants.  If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual’s salary rate exceeds any salary rate ceiling established in future HHS appropriation acts.

b.	Public Law No	Fiscal Year	Dollar Amount of Salary Limitation*
	P.L. 108-199 Title II, General Provisions, Section 204	2004	Executive Level I

c.                                       Direct salaries, which will be paid with FY-04 funds, are limited to the Executive Level I rate that was in effect on the date(s) the expense was incurred.

*For contract expenditures using FY-04 funds, the Executive Level I rate for the period 10/1/03 - 12/31/03 is $171,900.  Effective 1/1/04, for contract expenditures using FY-04 funds, the Executive Level I rate is $175,700, and will remain at that level until such time as it is determined to raise the Executive Schedule annual rates.  See the web site listed below for Executive Schedule rates of pay.

LINK to EXECUTIVE LEVEL SALARIES:   http://www .opm.gov/oca/PAYRATES/index.htm

(Click on “Executive Schedule” for the current Fiscal Year’s salary rate or scroll down to the “General Schedule Salary Tables from Previous Years” to locate the Executive Level salary rates from previous years.)

ARTICLE H.6.  INFORMATION TECHNOLOGY SYSTEMS SECURITY SPECIFICATIONS

a.                                       The contractor agrees to comply with the Information Technology (IT) systems security and/or privacy specifications set forth herein; the Computer Security Act of 1987; Office of Management and Budget (OMB) Circular A-130, Appendix III, A “Security of Federal Automated Information Systems”, and the DHHS Automated Information Systems Security Program (AISSP) Handbook, which may be found at the following websites:

Computer Security Act of 1987:  http://csrc.ncsl.nist.gov/secplcy/csa_87.txt

OMB A-130, Appendix III: http://csrc.ncsl.nist.gov/secplcy/a130app3.txt

DHHS AISSP Handbook: http://irm.cit.nih.gov/policy/aissp.html

The contractor further agrees to include this provision in any subcontract awarded pursuant to this prime contract.

Failure to comply with these requirements shall constitute cause for termination.

b.                                      The contractor shall be responsible for properly protecting all information used, gathered, or developed as a result of the SOW.  The contractor shall establish and implement reasonable and appropriate administrative, technical, and physical safeguards to ensure the security and confidentiality of sensitive Government information, data, and/or equipment.

In addition, during all activities and operations on Government premises, the contractor shall comply with DHHS,

including National Institutes of Health (NIH), rules of conduct.

c.                                       Required IT Systems Security Training

The contractor shall assure that each employee has completed the NIH Computer Security Awareness Training (http://irtsectraining.nih.gov/) prior to performing any work under this contract.

The contractor shall maintain a listing by name and title of each individual working under this contract who has completed the NIH required training.  Any additional security training completed by contractor staff shall be included on this listing.  The listing of completed training shall be included in the first Monthly technical progress report, and updated as needed until all employees have the required training (see Article C.2. Reporting Requirements). Any revisions to this listing as a result of staffing changes shall be submitted with next required technical progress report.

d.                                      Position Sensitivity Designations

The Government has determined that the following position sensitivity designations and associated clearance and investigation requirements apply under this contract:

Table 3 - Position Sensitivity Designations for Individuals Accessing Agency Information

[...***...]

Contractor employees assigned to a [...***...] position are subject to a National Agency Check and Inquiry Investigation (NACI).  This applies to:  All Contractor employees who have access to Government data under this contract, maintained in a computer system/database

Contractor employees in AIS-related positions shall comply with the DHHS criteria for the assigned position sensitivity designations prior to performing any work under this contract.

Contractor employees who have met investigative requirements within the past five years may only require an updated or upgraded investigation.  Verifications of previous investigations (e.g. copies of certificates of investigations or security clearances), as well as requests for new investigations, shall be submitted to the Project Officer.

e.                                       Commitment to Protect Sensitive Information

(1)                                  Contractor Agreement

The Contractor shall not release, publish, or disclose sensitive information to unauthorized personnel, and shall protect such information in accordance with provisions of the following laws and any other pertinent laws and regulations governing the confidentiality of sensitive information:

-18 U.S.C. 641 (Criminal Code: Public Money, Property or Records)

-18 U.S.C. 1905 (Criminal Code: Disclosure of Confidential Information)

-Public Law 96-511 (Paperwork Reduction Act)

(2)                                  Contractor-Employee Non-Disclosure Agreements

Each contractor employee who may have access to sensitive information under this contract shall complete the attachment entitled, “A Commitment To Protect Non-Public Information - Contractor Agreement”, which is referenced in Section J of this contract and available at:  http://irm.cit.nih.gov/security/Nondisclosure.pdf

A copy of each signed and witnessed Non-Disclosure agreement shall be submitted to the Project Officer prior to performing any work under the contract.

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ARTICLE H.7.  PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the National Institutes of Health, Department of Health and Human Services, under Contract No. HHS-N-278-2004-41001C;

When citing the title of this contract, use the following specific language:  “Molecular Libraries Small Molecule Repository (A Roadmap Initiative)”

ARTICLE H.8.  PRESS RELEASES

a.                                       Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b.	Public Law and Section No.	Fiscal Year	Period Covered
	P.L. 108-199, Title V-General Provisions, Section 507	2004	10/1/03 - 9/30/04

ARTICLE H.9. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline.  The toll free number is 1-800-HHS-TIPS (1-800-447-8477).   All telephone calls will be handled confidentially.  The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General

Department of Health and Human Services

TIPS HOTLINE

P.O. Box 23489

Washington, D.C.  20026

ARTICLE H.10.  ANTI -LOBBYING

a.                                       Pursuant to public law (s) cited in paragraph c., below, contract funds shall only be used for normal and recognized executive-legislative relationships.  Contract funds shall not be used, for publicity or propaganda purposes; or for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any State legislature, except in presentation to the Congress or any State legislature itself.

b.                                      Contract funds shall not be used to pay salary or expenses of the contractor or any agent acting for the contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

c.	Public Law and Section No.	Fiscal Year	Period Covered
	for a., above: P.L. 108-199, Title V- General Provisions, Section 503a	2004	10/1/03 - 9/30/04

	for b., above: P.L. 108-199, Title V- General Provisions, Section 503b	2004	10/1/03 - 9/30/04

ARTICLE H.11.  CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a.                                       Pursuant to Public Law(s) cited in paragraph b., below, NIH is prohibited from using appropriated funds to support human embryo research.  Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)).  The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

c.	Public Law and Section No.	Fiscal Year	Period Covered
	P.L. 108-199, Title V-General Provisions, Section 510	2004	10/1/03 - 9/30/04

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1.  GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.  Also, the full text of a clause may be accessed electronically at this address:  http://www.arnet.gov/far/.

a.                                       FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE NO.	DATE	TITLE
52.202-1	Jul 2004	Definitions
52.203-3	Apr 1984	Gratuities (Over $100,000)
52.203-5	Apr 1984	Covenant Against Contingent Fees (Over $100,000)
52.203-6	Jul 1995	Restrictions on Subcontractor Sales to the Government (Over $100,000)
52.203-7	Jul 1995	Anti-Kickback Procedures (Over $100,000)
52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over 100,000)
52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)
52.203-12	Jun 2003	Limitation on Payments to Influence Certain Federal Transactions (Over 100,000)
52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)
52.204-7	Oct 2003	Central Contractor Registration
52.209-6	Jul 1995	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $25,000)
52.215-2	Jun 1999	Audit and Records - Negotiation (Over $100,000)
52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
52.215-10	Oct 1997	Price Reduction for Defective Cost or Pricing Data
52.215-12	Oct 1997	Subcontractor Cost or Pricing Data (Over $500,000)
52.215-14	Oct 1997	Integrity of Unit Prices (Over $100,000)
52.215-15	Jan 2004	Pension Adjustments and Asset Reversions
52.215-18	Oct 1997	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
52.215-19	Oct 1997	Notification of Ownership Changes
52.215-21	Oct 1997	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data - Modifications
52.216-7	Dec 2002	Allowable Cost and Payment
52.216-8	Mar 1997	Fixed Fee
52.219-8	May 2004	Utilization of Small Business Concerns (Over $100,000)
52.219-9	Jan 2002	Small Business Subcontracting Plan (Over $500,000)
52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $500,000)

52.222-2	Jul 1990	Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)
52.222-3	Jun 2003	Convict Labor
52.222-26	Apr 2002	Equal Opportunity
52.222-35	Dec 2001	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans
52.222-36	Jun 1998	Affirmative Action for Workers with Disabilities
52.222-37	Dec 2001	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans
52.223-6	May 2001	Drug-Free Workplace
52.223-14	Aug 2003	Toxic Chemical Release Reporting (Over $100,000)
52.225-1	Jun 2003	Buy American Act - Supplies
52.225-13	Dec 2003	Restrictions on Certain Foreign Purchases
52.227-1	Jul 1995	Authorization and Consent, Alternate I (Apr 1984)
52.227-2	Aug 1996	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)
52.227-11	June 1997

Patent Rights - Retention by the Contractor (Short Form) (Note: In accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR 27.303(a)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.227-14	Jun 1987	Rights in Data - General
52.232-9	Apr 1984	Limitation on Withholding of Payments
52.232-17	Jun 1996	Interest (Over $100,000)
52.232-20	Apr 1984	Limitation of Cost
52.232-23	Jan 1986	Assignment of Claims
52.232-25	Oct 2003	Prompt Payment, Alternate I (Feb 2002)
52.232-33	Oct 2003	Payment by Electronic Funds Transfer—Central Contractor Registration
52.233-1	Jul 2002	Disputes
52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)
52.242-1	Apr 1984	Notice of Intent to Disallow Costs
52.242-3	May 2001	Penalties for Unallowable Costs (Over $500,000)
52.242-4	Jan 1997	Certification of Final Indirect Costs
52.242-13	Jul 1995	Bankruptcy (Over $100,000)
52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)
52.244-2	Aug 1998	Subcontracts, Alternate II (Aug 1998) *If written consent to subcontract is required, the identified subcontracts are listed in ARTICLE B, Advance Understandings.
52.244-5	Dec 1996	Competition in Subcontracting (Over $100,000)
52.245-5	May 2004	Government Property (Cost-Reimbursement, Time and Material, or Labor-Hour Contract)
52.246-23	Feb 1997	Limitation of Liability (Over $100,000)
52.249-6	Sep 1996	Termination (Cost-Reimbursement)
52.249-14	Apr 1984	Excusable Delays
52.253-1	Jan 1991	Computer Generated Forms

b.                                       DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

The HHSAR is available online at:  http://www.hhs.gov/ogam/oam/procurement/hhsar.html

HHSAR CLAUSE NO.	DATE	TITLE
352.202-1	Jan 2001	Definitions - with Alternate paragraph (h) (Jan 2001)
352.216-72	Oct 1990	Additional Cost Principles
352.228-7	Dec 1991	Insurance - Liability to Third Persons
352.232-9	Apr 1984	Withholding of Contract Payments
352.233-70	Apr 1984	Litigation and Claims
352.242-71	Apr 1984	Final Decisions on Audit Findings
352.270-5	Apr 1984	Key Personnel
352.270-6	Jul 1991	Publications and Publicity
352.270-7	Jan 2001	Paperwork Reduction Act

[End of GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - Rev. 07/2004].

ARTICLE I.2 AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1.of this SECTION is hereby modified as follows:

a.                                       FAR Clause 52.215-15, PENSION ADJUSTMENTS AND ASSET REVERSIONS  (DECEMBER 1998), FAR Clause 52.215-18, REVERSION OR ADJUSTMENT OF PLANS FOR POST RETIREMENT BENEFITS(PRB) OTHER THAN PENSIONS  (OCTOBER 1997) and 52.215-19, NOTIFICATION OF OWNERSHIP CHANGES (OCTOBER 1997), are deleted in their entirety.

b.                                      ALTERNATE IV (OCTOBER 1997) of FAR Clause 52.215-21, REQUIREMENTS FOR COST OR PRICING DATA OR INFORMATION OTHER THAN COST OR PRICING DATA—MODIFICATIONS (OCTOBER 1997) is added.

c.                                       FAR Clause 52.232-20, LIMITATION OF COST, is deleted in its entirety and FAR Clause 52.232-22, LIMITATION OF FUNDS (APRIL 1984) is substituted therefore.  Note:  When this contract is fully funded, FAR Clause 52.232-22, LIMITATION OF FUNDS will no longer apply and FAR Clause 52.232-20, LIMITATION OF COST will become applicable.

ARTICLE I.3.  ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text.  Upon request, the contracting officer will make their full text available.

a.                                       FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

(1)                                  FAR 52.217-9, Option to Extend the Term of the Contract (MARCH 2000).

(a)                                  The Government may extend the term of this contract by written notice to the Contractor within [...***...] of the expiration date; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least [...***...] before the contract expires.  The preliminary notice does not commit the Government to an extension.”

***Confidential Treatment Requested

(b)                                 The total duration of this contract, including the exercise of any options under this clause, shall not exceed beyond December 23, 2013.

(2)                                  FAR 52.217-7, Option for Increased Quantity - Separately Priced Line Item (MARCH 1989).

At the prices, terms and conditions specified, the Contracting Officer may exercise the option(s) by written notice to the Contractor.

Option 03                                          (Alternate Compound Storage System)

Option 04                                          (Increased Funds for Compound Acquisition Costs)

Option 05                                          (Increased library Collection Sizes)

(3)                                  FAR 52.227-14, Rights in Data - General (JUNE 1987).

b.                                      DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

(1)                                  HHSAR 352.223-70, Safety and Health (JANUARY 2001).  This clause is provided in full text in SECTION J - ATTACHMENTS.

c.                                       NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

The following clauses are attached and made a part of this contract:

(1)                                  NIH (RC)-7, Procurement of Certain Equipment (APRIL 1984).

ARTICLE I.4.  ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1) CLAUSES:

1.                                      FAR Clause 52.244-6, SUBCONTRACTS FOR COMMERCIAL ITEMS (JULY 2004)

(a)                                  Definitions.  As used in this clause—

Commercial item, has the meaning contained in Federal Acquisition Regulation 52.202-1, Definitions.

Subcontract, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b)                                 To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or non-developmental items as components of items to be supplied under this contract.

(c)                                  (1)                                  The Contractor shall insert the following clauses in subcontracts for commercial items:

(i)                                     52.219-8, Utilization of Small Business Concerns (MAY 2004) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ii)                                  52.222-26, Equal Opportunity (APR 2002) (E.O. 11246).

(iii)                               52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212(a)).

(iv)                              52.222-36, Affirmative Action for Workers with Disabilities (JUN 1998) (29 U.S.C. 793).

(v)                                 52.247-64, Preference for Privately Owned U.S.-Flag  Commercial Vessels (APR 2003) (46 U.S.C. Appx 1241 and 10 U.S.C. 2631) (flow down  required in accordance with paragraph (d) of FAR clause 52.247-64).

(2)                                  While not required, the Contractor may flow down to subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(d)                                 The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

2.                                      FAR clause, 52.232-22 LIMITATION OF FUNDS

(a) The parties estimate that performance of this contract will not cost the Government more than (1) the estimated cost specified in the Schedule or, (2) if this is a cost-sharing contract, the Government’s share of the estimated cost specified in the Schedule. The Contractor agrees to use its best efforts to perform the work specified in the Schedule and all obligations under this contract within the estimated cost, which, if this is a cost-sharing contract, includes both the Government’s and the Contractor’s share of the cost.

(b) The Schedule specifies the amount presently available for payment by the Government and allotted to this contract, the items covered, the Government’s share of the cost if this is a cost-sharing contract, and the period of performance it is estimated the allotted amount will cover. The parties contemplate that the Government will allot additional funds incrementally to the contract up to the full estimated cost to the Government specified in the Schedule, exclusive of any fee. The Contractor agrees to perform, or have performed, work on the contract up to the point at which the total amount paid and payable by the Government under the contract approximates but does not exceed the total amount actually allotted by the Government to the contract.

(c) The Contractor shall notify the Contracting Officer in writing whenever it has reason to believe that the costs it expects to incur under this contract in the next 60 days, when added to all costs previously incurred, will exceed 75 percent of (1) the total amount so far allotted to the contract by the Government or, (2) if this is a cost-sharing contract, the amount then allotted to the contract by the Government plus the Contractor’s corresponding share. The notice shall state the estimated amount of additional funds required to continue performance for the period specified in the Schedule.

(d) Sixty days before the end of the period specified in the Schedule, the Contractor shall notify the Contracting Officer in writing of the estimated amount of additional funds, if any, required to continue timely performance under the contract or for any further period specified in the Schedule or otherwise agreed upon, and when the funds will be required.

(e) If, after notification, additional funds are not allotted by the end of the period specified in the Schedule or another agreed-upon date, upon the Contractor’s written request the Contracting Officer will terminate this contract on that date in accordance with the provisions of the Termination clause of this contract. If the Contractor estimates that the funds available will allow it to continue to discharge its obligations beyond that date, it may specify a later date in its request, and the Contracting Officer may terminate this contract on that later date.

(f) Except as required by other provisions of this contract, specifically citing and stated to be an exception to this clause-

(1) The Government is not obligated to reimburse the Contractor for costs incurred in excess of the total amount allotted by the Government to this contract; and

(2) The Contractor is not obligated to continue performance under this contract (including actions under the Termination clause of this contract) or otherwise incur costs in excess of-

(i) The amount then allotted to the contract by the Government or;

(ii) If this is a cost-sharing contract, the amount then allotted by the Government to the contract plus the Contractor’s corresponding share, until the Contracting Officer notifies the Contractor in writing that the amount allotted by the Government has been increased and specifies an increased amount, which shall then constitute the total amount allotted by the Government to this contract.

(g) The estimated cost shall be increased to the extent that (1) the amount allotted by the Government or, (2) if this is a cost-sharing contract, the amount then allotted by the Government to the contract plus the Contractor’s corresponding share, exceeds the estimated cost specified in the Schedule. If this is a cost-sharing contract, the increase shall be allocated in accordance with the formula specified in the Schedule.

(h) No notice, communication, or representation in any form other than that specified in paragraph (f)(2) of this clause, or from any person other than the Contracting Officer, shall affect the amount allotted by the Government to this contract. In the absence of the specified notice, the Government is not obligated to reimburse the Contractor for any costs in excess of the total amount allotted by the Government to this contract, whether incurred during the course of the contract or as a result of termination.

(i) When and to the extent that the amount allotted by the Government to the contract is increased, any costs the Contractor incurs before the increase that are in excess of-

(1) The amount previously allotted by the Government or; (2) If this is a cost-sharing contract, the amount previously allotted by the Government to the contract plus the Contractor’s corresponding share, shall be allowable to the same extent as if incurred afterward, unless the Contracting Officer issues a termination or other notice and directs that the increase is solely to cover termination or other specified expenses.

(j) Change orders shall not be considered an authorization to exceed the amount allotted by the Government specified in the Schedule, unless they contain a statement increasing the amount allotted.

(k) Nothing in this clause shall affect the right of the Government to terminate this contract. If this contract is terminated, the Government and the Contractor shall negotiate an equitable distribution of all property produced or purchased under the contract, based upon the share of costs incurred by each.

(l) If the Government does not allot sufficient funds to allow completion of the work, the Contractor is entitled to a percentage of the fee specified in the Schedule equaling the percentage of completion of the work contemplated by this contract.

(End of clause)

PART III

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

Attachment No.	Description

1.	Statement of Work, 6 pages.

2.	Molecular Libraries Initiative Organizational Model, 3 pages.

3.	Deviation FAR 227-11 Patent Rights, 4 pages.

4.	Invoice/Financing Request Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-1 (11/03), 4 pages.

5.	Monthly Summary Sheet of Sales, May 1991, 1 page.

6.	Safety and Health, HHSAR Clause 352.223-70, (1/01), 1 page.

7.	Procurement of Certain Equipment, NIH (RC)-7, 4/1/84, 1 page.

8.	Commitment To Protect Non-Public Information, 1 page.

PART IV

SECTION K - REPRESENTATIONS AND CERTIFICATIONS

The following document is incorporated by reference in this contract:

•                  Representations and Certifications, dated July 20, 2004.

END of the SCHEDULE

(CONTRACT)

ADB Number: N01MH41001	OMB No. 0990-0115

AWARD/CONTRACT	THIS CONTRACT IS RATED ORDER UNDER DPAS (15 CFR 350)		RATING	PAGE 1	OF PAGES 28
2. CONTRACT (Proc. Inst. Ident.) NO. HHS-N-278-2004-41001 C	3. EFFECTIVE DATE See Block 20C	4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
5. ISSUED BY CODE National Institute of Mental Health, NIH Contract Management Branch, ORM 6001 Executive Blvd., Rm. 8154 (MSC 9661) Bethesda, Maryland 20892-9661		6. ADMINISTERED BY (If other than Item 5)	CODE

7. NAME AND ADDRESS OF CONTRACTOR (No., street, city, county, State and ZIP Code) Discovery Partners International, Inc. 9640 Towne Centre Drive San Diego, California 92121			8. DELIVERY ☐ FOB ORIGIN ☐ OTHER (See below) N/A
			9. DISCOUNT FOR PROMPT PAYMENT N/A
			10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN:		ITEM
CODE	FACILITY CODE
			See Section G
11. SHIP TO/MARK FOR CODE: See Article F.2.		12. PAYMENT WILL BE MADE BY: See Article G.4			CODE
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION N/A ☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(o)( )		14. ACCOUNTING AND APPROPRIATION DATA:
		OD/DDF: APR: 75-4-0846 CAN: 4-8463591 OCC: 25.55 AMT:			$1,135,000
		NIGMS: APR: 75-4-0851 CAN: 4-8464514 OCC: 25.55 AMT:			2,400,000
		NIMH: APR: 75-4-0892 CAN: 4-8464429 OCC: 25.55 AMT:			2,000,000
					$5,535,000
		DUNS: 839387966 EIN: 1330655706A1
15A.ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT

Title: Molecular Libraries Small Molecule
Repository (A Roadmap Initiative)

Contract Type: CPFF

Type: 8/23/04 - 12/23/08 (Base Period)
12/24/08 - 12/23/10 (Option Period 01)
12/24/10 - 12/23/13 (Option Period 02)

				Base:	$5,340,184
				Option 04	194,816
				Funded Amount:	$5,535,000

		15G. TOTAL AMOUNT OF CONTRACT			$23,790,782

16. TABLE OF CONTENTS

(...)	SEC.	DESCRIPTION	PAGE(S)	(...)	SEC.	DESCRIPTION	PAGE

PART I - THE SCHEDULE

PART II - CONTRACT CLAUSES

☒	A
 SOLICITATION/CONTRACT FORM
			1	☒	I	CONTRACT CLAUSES	21
☒
B
		SUPPLIES OR SERVICES AND PRICES/COSTS	2

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

☒	C	DESCRIPTION/SPECS./WORK STATEMENT	8	☒	J	LIST OF ATTACHMENTS	27
☒	D	PACKAGING AND MARKING	11

PART IV - REPRESENTATIONS AND INSTRUCTIONS

☒	E	INSPECTION AND ACCEPTANCE	11	☒	K
 REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS
							28
☒	F	DELIVERIES OR PERFORMANCE	11
☒	G	CONTRACT ADMINISTRATION DATA	13	N/A	L	INSTRS. CONDS. AND NOTICES TO OFFERORS
☒	H	SPECIAL CONTRACT REQUIREMENTS	16	N/A	M	EVALUATION FACTORS FOR AWARD
CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☒ CONTRACTOR'S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return three (3) copies to issuing office.) The Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents; (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18.☐ AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number                   , including the additions or changes made by you which additions or changes are set forth in full above, is  hereby  accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents (a) the Government's solicitation and your offer, and (b) this award/contract.  No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)

20A. NAME OF CONTRACTING OFFICER

Riccardo Pigliucci, Chairman & CEO

Bruce E. Anderson, Contracting Officer

19B. NAME OF CONTRACTOR			19C. DATE SIGNED 8-19-04	20B. UNITED STATES OF AMERICA			20C. DATE SIGNED 8-20-04
BY	/s/ Riccardo Pigliucci			BY	/s/ Bruce E. Anderson
(Signature of person authorized to sign)				(Signature of Contracting Officer)
NSN 7540-01-152-8069 26-107 PREVIOUS EDITION NOT USABLE FAR (48 CFR) 53.214(a)						STANDARD FORM 26 (REV 4-85) Prescribed by GSA